AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust

SSGA Funds

and

Boston Financial Data Services, Inc.

This Amendment is made as of this 22nd day of September, 2015, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund and together, the “Funds”), each entity individually and not jointly, as listed on Schedule A, to the Transfer Agency and Service Agreement between the parties dated June 1, 2015, as amended (the “Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of September 22, 2015; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “September 22, 2015 Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this September 22, 2015 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this September 22, 2015 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

STATE STREET INSTITUTIONAL INVESTMENT TRUST ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A (SSIIT)	BOSTON FINANCIAL DATA SERVICES, INC.

By	/s/ Ellen M. Needham	By:	/s/ Richard J. Johnson
Name:	Ellen M. Needham	Name:	Richard J. Johnson
Title:	President	Title:	Managing Director
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SSGA FUNDS ON BEHALF OF ITSELF AND EACH OF ITS PORTFOLIOS, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A (SSGA Funds)

By	/s/ Ellen M. Needham
Name:	Ellen M. Needham
Title:	President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: September 22, 2015

State Street Global Advisors Trust

SSGA Clarion Real Estate Fund

SSGA Dynamic Small Cap Fund

SSGA Emerging Markets Fund

SSGA Enhanced Small Cap Fund

SSGA High Yield Bond Fund

SSGA International Stock Selection Fund

SSGA Money Market Fund

SSGA Prime Money Market Fund

SSGA S&P 500 Index Fund

SSGA U.S. Government Money Market Fund

SSGA U.S. Treasury Money Market Fund

State Street Institutional Investment Trust

State Street 60 Day Money Market Fund*

State Street Aggregate Bond Index Fund

State Street Clarion Global Infrastructure & MLP Fund

State Street Clarion Global Real Estate Income Fund

State Street Cash Reserves Fund*

State Street Conservative Income Fund*

State Street Current Yield Fund*

State Street Emerging Markets Equity Index Fund*

State Street Equity 500 Index Fund

State Street ESG Emerging Markets Fund*

State Street Global Allocation Fund*

State Street Global Equity ex U.S. Fund

State Street Global Macro Absolute Return Fund*

State Street Global Managed Volatility Fund

State Street Green Bond Fund*

State Street Hedged International Developed Equity Index Fund

State Street Income Allocation Fund*

State Street International Developed Equity Index Fund*

State Street Institutional Liquid Assets Fund*

State Street Institutional Liquid Reserves Fund

State Street Institutional Tax Free Money Market Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street Macro Absolute Return Bond Fund*

State Street Multi-Asset Real Return Fund*

State Street Opportunistic Emerging Markets Equity Fund

State Street Small Cap Emerging Markets Equity Fund*

State Street Small/Mid Cap Equity Index Fund

*The	Fund is not active

SCHEDULE A

Effective Date: September 22, 2015

State Street Institutional Investment Trust (cont.)

State Street Strategic Real Return Fund*

State Street Target Retirement Fund

State Street Target Retirement 2015

State Street Target Retirement 2020

State Street Target Retirement 2025

State Street Target Retirement 2030

State Street Target Retirement 2035

State Street Target Retirement 2040

State Street Target Retirement 2045

State Street Target Retirement 2050

State Street Target Retirement 2055

State Street Target Retirement 2060

State Street Ultra Short Term Bond Fund*

*	The Fund is not active